                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities


Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ] CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2)

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     HILLIARD-LYONS GOVERNMENT FUND, INC.

    _______________________________________________________________________
               (Name of Registrant as Specified In Its Charter)


  __________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) of Schedule 14A

[ ]  $500 per each party to the controversy pursuant to Exchange Act Rule
          14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

                                 Common Stock
          ________________________________________________________________

          (2)  Aggregate number of securities to which transaction applies:

                                      N/A
      ________________________________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A
      ________________________________________________________________



           (4) Proposed maximum aggregate value of transaction:


                                      N/A
      ________________________________________________________________



          (5) Total fee paid:

                                      N/A
      ________________________________________________________________


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

 -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------

     (3)  Filing Party:

-------------------------------------------------------------------------

     (4)  Date Filed:

     -------------------------------------------------------------------------
Notes:

                     HILLIARD-LYONS GOVERNMENT FUND, INC.

                             Hilliard Lyons Center
                          Louisville, Kentucky 40202

DEAR SHAREHOLDER:

  You are cordially invited to attend a special meeting of shareholders (the "Meeting") of Hilliard-Lyons Government Fund, Inc. (the "Fund") to be held on November 6, 1998 at 10:00 a.m. at the Holiday Inn Lakeview, Clarksville, Indiana. At the Meeting, shareholders will be asked to elect the Fund's Board of Directors and to vote upon a proposal to approve the new Investment Advisory Agreement between the Fund and J.J.B. Hilliard, W.L. Lyons, Inc. (the "Adviser"), in anticipation of the acquisition of the parent company of the Adviser, Hilliard-Lyons, Inc., by PNC Bank Corp. I strongly believe this proposal is in the best interest of all shareholders and ask you to vote FOR it. The proposal has the full support of the Fund's Board of Directors.

  PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. We look forward to receiving your proxy card so your shares may be voted at the Meeting. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR THIS PURPOSE.

                                          Sincerely yours,


                                          /s/ Donald F. Kohler

                                          DONALD F. KOHLER
                                          Chairman of the Board

  YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOUR PROMPTLY VOTING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.

                     HILLIARD-LYONS GOVERNMENT FUND, INC.

                             Hilliard Lyons Center
                          Louisville, Kentucky 40202

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 6, 1998

  A special meeting of shareholders ("Meeting") of Hilliard-Lyons Government Fund, Inc. (the "Fund"), will be held on November 6, 1998 at 10:00 a.m. at the Holiday Inn Lakeview, Clarksville, Indiana, to vote on the following proposals:

    PROPOSAL 1. A proposal to approve the new Investment Advisory Agreement between the Fund and J.J.B. Hilliard, W.L. Lyons, Inc., as described in the attached Proxy Statement.

    PROPOSAL 2. To elect Messrs. Donald F. Kohler, Gilbert L. Pamplin, Joseph
  C. Curry, Jr., J. Henning Hilliard, J. Robert Shine, Samuel G. Miller and Marianne R. Rowe Directors of the Fund's Board.

    PROPOSAL 3. Any other matters that may properly come before the Meeting. (The Board of Directors of the Fund does not know of any other matter that will come before the Meeting.)

  Only shareholders of record at the close of business on Friday, October 2, 1998 are entitled to vote at the Meeting and any adjournments thereof.

                                          PENNY L. WELLINGHURST
                                          Secretary

October 7, 1998

                     HILLIARD-LYONS GOVERNMENT FUND, INC.

                             Hilliard Lyons Center
                          Louisville, Kentucky 40202

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        SPECIAL MEETING OF SHAREHOLDERS
                               NOVEMBER 6, 1998

                               ----------------

                                 INTRODUCTION

  This Proxy Statement ("Proxy Statement") is being furnished to shareholders of Hilliard-Lyons Government Fund, Inc. (the "Fund") in connection with the solicitation of proxies by the Board of Directors of the Fund for use at the Special Meeting of Shareholders (including any adjournments or postponements thereof) to be held on November 6, 1998 (such meeting and any adjournments and postponements thereof are hereinafter referred to as the "Meeting") for the purposes set forth in the accompanying Notice of the Special Meeting of Shareholders.

  Shareholders of the Fund of record at the close of business on October 2, 1998 (the "Record Date") are the only shareholders (the "Shareholders") entitled to vote at the Meeting. 965,047,905 shares of the Fund were issued and outstanding as of October 2, 1998. Each share is entitled to one vote and each fractional share is entitled to a proportionate fractional vote on each matter to be acted upon at the Meeting by the Shareholders.

  This Proxy Statement and Notice of Special Meeting of Shareholders with accompanying proxy card ("Proxy") are being mailed to Shareholders on or about October 7, 1998.

                                  THE MEETING

MATTERS TO BE CONSIDERED AT THE MEETING

  At the Meeting, holders of shares of common stock of the Fund will consider and vote upon:

PROPOSAL 1.  A proposal to approve the new Investment Advisory Agreement between the Fund and J.J.B. Hilliard, W.L. Lyons, Inc.

PROPOSAL 2.  To elect Messrs. Donald F. Kohler, Gilbert L. Pamplin, Joseph C.
             Curry, Jr., J. Henning Hilliard, J. Robert Shine, Samuel G. Miller and Marianne R. Rowe Directors of the Fund's Board.

PROPOSAL 3.  Any other matters that may properly come before the Meeting. (The
             Board of Directors of the Fund does not know of any other matter that will come before the Meeting.)

  In addition to the solicitation of Proxies by mail, officers and employees of J.J.B. Hilliard, W.L. Lyons, Inc., the Fund's adviser, administrator, underwriter and distributor (the "Distributor" and the "Adviser"), may solicit proxies in person or by telephone. The Distributor may hire outside solicitation firms to assist in the solicitation process. Employees of the Distributor will not be paid for their solicitation activities. The cost of solicitation will be borne by the Adviser. The Distributor's address is Hilliard Lyons Center, P.O. Box 32760 Louisville, Kentucky 40232-2760.

  Shares represented by duly executed Proxies will be voted in accordance with the instructions given. If no instructions are given, Proxies will be voted FOR the specific Proposals set forth in the Proxies and, in accordance with the best judgment of the persons named in the Proxies, on such other business that may properly come before the Meeting. A Proxy may be revoked at any time by a Shareholder before it is exercised by (i) sending a written revocation to Donald F. Kohler, Chairman, at Hilliard Lyons Center, Louisville, Kentucky 40202, (ii) by properly executing a later dated Proxy and providing it to the Fund prior to the Meeting, or (iii) by attending the Meeting and specifically revoking such Proxy or Proxies and voting in person.

  THOSE SHAREHOLDERS WHO WISH TO VOTE FOR OR AGAINST ALL OF THE NOMINEES FOR THE BOARD OF DIRECTORS MAY CHECK A SINGLE BOX ON THE PROXY CARD, OR MAY VOTE FOR OR AGAINST THE NOMINEES INDIVIDUALLY.

REQUIRED VOTE FOR NEW INVESTMENT ADVISORY AGREEMENT

  Approval of the new Investment Advisory Agreement of the Fund requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. As defined in the Investment Company Act of 1940, as amended (the "1940 Act"), a "majority of the outstanding voting securities" means the vote of (i) 67% or more of the Fund's outstanding voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding voting securities, whichever is less.

REQUIRED VOTE FOR THE ELECTION OF DIRECTORS

  If a quorum is present in person or by Proxy, the favorable vote of a majority of shares represented at the Meeting is required to elect Directors. The presence at the Meeting of the holders of one-third of the outstanding shares of the Fund as of the Record Date, either in person or by Proxy, constitutes a quorum. If any nominee is not approved by the Shareholders, the Board will consider alternative nominations.

      1. APPROVAL OR DISAPPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT

BACKGROUND

  On August 20, 1998, PNC Bank Corp. ("PNC") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Hilliard-Lyons, Inc. ("Hilliard-Lyons") pursuant to which Hilliard-Lyons, the parent of the Adviser, will merge (the "Merger") into PNC. Hilliard-Lyons' address is Hilliard Lyons Center, Louisville, Kentucky 40202. PNC will become the owner of all outstanding capital stock of the Adviser. The Board of Directors is recommending that Shareholders of the Fund approve the new Investment Advisory Agreement (the "New Agreement") between the Fund and the Adviser. Approval of the New Agreement is being sought because the Merger will result in an "assignment" (as defined in the 1940 Act) of the existing Investment Advisory Agreement between the Fund and the Adviser (the "Existing Agreement"), resulting in its automatic termination. The New Agreement, if approved by Shareholders of the Fund, will replace the Existing Agreement. The Board of Directors has approved the New Agreement, subject to approval by the Shareholders of the Fund, to become effective upon the consummation of the Merger.

THE AGREEMENT AND PLAN OF MERGER

  Under the terms of the Merger, Hilliard-Lyons will be merged with and into PNC and will cease to exist as a separate entity. (The surviving entity in the Merger, together with its direct and indirect subsidiaries, are referred to in this Proxy Statement as the "Surviving Entity". The date of the Merger is referred to in this Proxy Statement as the "Effective Date".)

  On the Effective Date, each outstanding share of Hilliard-Lyons Common Stock (other than shares held by dissenting shareholders) will be converted into a combination of shares of PNC Common Stock and cash. The total of the aggregate stock consideration and cash consideration provided in the Merger will be $275 million, or, based on the number of shares of Hilliard-Lyons Common Stock issued and outstanding on August 20, 1998, $76.79 per share. Subject to the possible adjustment described in the next succeeding paragraph, this amount is expected to consist of approximately 70% stock and 30% cash. The holder of each share of Hilliard-Lyons Common Stock will receive (i) the number of shares of PNC Common Stock equal to $192.5 million divided by the product of the Average Closing Price (as hereinafter defined) and the number of shares of Hilliard-Lyons Common Stock issued and outstanding immediately prior to the Effective Date ("Stock Consideration"); and (ii) cash in the amount of $82.5 million divided by the number of shares of Hilliard-Lyons Common Stock issued and outstanding immediately prior to the Effective Date ("Cash Consideration," and collectively with the Stock Consideration, "Merger Consideration"). The "Average Closing Price" is defined in the Merger Agreement as the average of the closing prices per share of PNC Common Stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or other authoritative source) for the five NYSE trading days immediately prior to the Effective Date.

  If the Average Closing Price is below $52.00 a share, PNC may reduce the Stock Consideration and increase the Cash Consideration (provided the aggregate Merger Consideration remains $275 million) so that no more than 3.7 million shares of PNC Common Stock are issued. In certain circumstances, the Cash Consideration may be reduced, and the Stock Consideration may be increased beyond 3.7 million shares.

  On the Effective Date, PNC will establish a retention pool (the "Retention Pool") to be used to retain certain officers and brokers of Hilliard-Lyons and its subsidiaries. Payments from the Retention Pool established for brokers will be paid to the brokers over a three-year period. Payments from the Retention Pool established for officers will be paid to the officers over a five-year period. An officer or broker whose employment with the Surviving Entity is terminated before he receives all of the payments from the Retention Pool to which he is entitled (unless that person's employment is terminated by reason of death or disability or by the Surviving Entity without cause or unless that person leaves for "good reason", as defined in his employment contract) will forfeit any such amount not yet paid at the time of the termination. In addition, certain senior officers of the Adviser are expected to enter into employment agreements with the Surviving Entity.

  The following officers and employees of the Adviser who are also officers or directors of the Fund will receive a portion of the purchase price in the
Merger: Donald F. Kohler, Gilbert L. Pamplin, Joseph C. Curry, Jr. and Dianna
P. Wengler.

  It is presently anticipated that the transaction will close on or before November 30, 1998, subject to satisfaction of conditions to closing, which include (a) approval of the New Agreement between the Fund and the Adviser;
(b) consents of clients of the Fund accounting for specified fee revenues of the annualized fees as of June 30, 1998; and (c) approval of all necessary regulatory requirements, including the approval of the Board of Governors of the Federal Reserve System. The Federal Reserve may require satisfaction of certain conditions as part of its approval, which could affect the terms of the Merger or the services the Adviser can provide to the Fund.

PNC

  PNC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Through its network of subsidiaries, PNC provides banking and other financial services throughout the United States and in selected international markets to consumers and business customers, including corporations, governments, and other institutions. As a global financial intermediary, PNC provides capital-raising services, trade finance, cash management, investment banking, capital markets and credit products, and financial advisory services to large public and private sector institutions that are part of the global economy. PNC's address is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707.

THE EXISTING INVESTMENT ADVISORY AGREEMENT

  The business and affairs of the Fund are managed under the direction of its Board of Directors. The Adviser has been retained by the Fund as its investment adviser under the Existing Agreement dated December 1, 1980. The senior officers and directors of the Adviser are: Brian M. Boor, Senior Vice President and Director; James W. Stuckert, Chairman and Chief Executive Officer; Joseph L. Heintzman, Jr., Senior Vice President and Chief Financial Officer; Kenneth L. Wagner, Senior Vice President and Secretary; James R. Allen, Executive Vice President and Director; Samuel C. Harvey, Executive Vice President and Director; Frank James Walker, Executive Vice President and Director; James M. Rogers, Executive Vice President and Director; Peter Mahurin, Senior Vice President and Director; and Ronald G. Hollander, Senior Vice President and Director. All senior officers and directors are located at Hilliard Lyons Center, P.O. Box 32760, Louisville, Kentucky, 40232-2707.

  The Existing Agreement was approved by the Board of Directors, including a majority of the directors who are not interested persons of the Adviser, and by the initial shareholder of the Fund, prior to the initial public offering of the Fund's shares. The Existing Agreement was re-approved for one year on October 23, 1997, by the Board of Directors, including a majority of the Directors who are not interested persons of the Adviser. The Existing Agreement provides that it will continue in effect from year to year, provided that such continuance is approved at least annually (a) by a majority of the Fund's directors who are not interested persons of the Adviser and (b) by either the Fund's Board of Directors or by the vote of a majority of the outstanding voting securities of the Fund (as defined in the Act).

  The Existing Agreement requires the Adviser at its own expense to furnish office space to the Fund and all necessary office facilities, equipment, and personnel for managing the assets of the Fund. The Adviser pays all other expenses incurred by it in connection with managing the assets of the Fund, including, but not limited to, the cost and expense of research, analysis and supervision of the investment portfolio. The Adviser pays the expense of determining the daily price of shares of the Fund and the related bookkeeping expenses (other than for such services as are provided by the Fund's Custodian) and one-half of the fees of any trade association of which the Fund may be a member. The Fund paid all costs and expenses incurred in connection with the Fund's organization, the initial registration for offer and sale of the Fund's shares under the Securities Act of 1933 and under applicable state securities laws and the initial registration of the Fund under the 1940 Act, including legal, accounting and printing expenses.

  Under the Existing Agreement, the Fund pays all charges of depositories, custodians, and other agencies for the safekeeping and servicing of its cash, securities, and other property, and of its transfer, shareholder record keeping, dividend disbursing, and redemption agents. The Fund pays all charges of legal counsel and of independent auditors, other than those described in the preceding paragraph. The Fund is responsible for all interest expense. The expense of notices, proxy solicitation material, reports to its shareholders and of all prospectuses furnished from time to time to existing shareholders or used for regulatory purposes are the Fund's responsibility. Provided however, the Adviser has agreed to pay all expenses incurred for this meeting. The Fund pays for any bond and insurance coverage required by law, all brokers' commissions and other normal charges incident to the purchase and sale of portfolio securities. The Fund pays all taxes and corporate fees payable to Federal, state, or other governmental agencies and all stamp or other transfer taxes. The Fund bears all expenses of complying with Federal, state, and other laws regulating the issue or sale of shares except for those expenses that were attributable to initial Federal and state securities law compliance and those deemed to be sales or promotional expenses. The Fund also bears one-half of the fees of any trade association of which the Fund may be a member and all of the Fund's extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings and claims and expenses incurred in connection with the legal obligation of the Fund to indemnify its directors, employees, shareholders and agents with respect to any claims or litigation. In general, the Fund bears all expenses incidental to its operations not assumed by the Adviser, with the exception of sales and promotional expenses which are borne by the Adviser.

  For the services the Adviser renders, and the facilities it furnishes, pursuant to the Existing Agreement, the Fund is obligated to pay the Adviser an annual advisory fee of 1/2 of 1% of the first $200 million of average daily net assets, 3/8 of 1% of the next $100 million of average daily net assets, and 1/4 of 1% of average daily net assets in excess of $300 million. The fee accrues daily and is paid monthly. For the fiscal years ended August 31, 1996, 1997, and 1998 the Adviser earned advisory fees, based on the formula described above, totaling $1,660,231, $1,880,981, and $2,550,536, respectively.

  The Adviser has agreed to reimburse the Fund if total operating expenses of the Fund, excluding taxes, interest and (with prior written consent of the necessary state securities commissions) extraordinary expenses, exceed on an annual basis 1 1/2% of the first $30,000,000 of average daily net assets and 1% of average daily net assets over $30,000,000. The Adviser would reimburse the Fund for such excess expenses monthly as an offset against any amounts receivable from the Fund. All such reimbursements and offsets are subject to adjustments as of the end of each fiscal year. There were no reimbursements necessary in the fiscal years ended August 31, 1996, 1997, or 1998.

  The Existing Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations thereunder, the Adviser will not be liable for any act or omission in the course of or in connection with its rendering of services thereunder. The Adviser has reserved the right to grant its name to other mutual funds and if the Existing Agreement is terminated to withdraw its consent to the continuing use of its name by the Fund.

THE NEW INVESTMENT ADVISORY AGREEMENT

  The Existing Agreement will by its terms terminate upon the consummation of the Merger, since the Merger will constitute a change of control of the Fund for purposes of the 1940 Act. As a result, the Board of Directors is recommending that Shareholders of the Fund approve the New Agreement to be effective immediately upon consummation of the Merger. The New Agreement is substantially identical to the Existing Agreement it replaces, other than its effective and termination dates. The New Agreement provides that, subject to the supervision and direction of the Board of Directors, the Adviser will render investment advice and investment management services with respect to the Fund's assets, consistent with the Fund's investment objective and policies; make investment decisions for the Fund; and place all orders for the purchase and sale of the Fund's investments with broker-dealers. There are no existing plans to alter the investment personnel and those responsible for the investment policies of the Fund will continue to direct the policies immediately following the Merger.

  The New Agreement provides that it will continue for a two-year period following the date it becomes effective and will continue automatically from year to year thereafter only so long as such Agreement is approved at least annually by (i) the vote, cast in person at a meeting called for such purpose, of a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Adviser and (ii) the Board of Directors or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

  It is possible that Shareholders will not have acted on the New Agreement prior to the consummation of the Merger. The Fund and the Adviser have filed with the Securities and Exchange Commission an application for an exemption from relevant provisions of the 1940 Act permitting the Fund to enter into a New Agreement following the consummation of the Merger, even if the Fund's Shareholders have not yet approved the New Agreement by that time. The New Agreement, if implemented under those circumstances, provides that the fees payable by the Fund under the New Agreement prior to Shareholder approval of the New Agreement will be held in an interest-bearing escrow account to be paid to the Adviser, only upon Shareholder approval of the New Agreement, or, if Shareholders do not approve the New Agreement within the 60 days following consummation of the Merger, to the Fund.

  If the New Agreement is not approved by the Shareholders, the Existing Agreement will continue in effect in accordance with its terms. In that event, the Fund understands that the parties to the Merger could nevertheless agree to proceed with the transaction and, if the Merger occurs, the Existing Agreement would be deemed to terminate automatically upon the consummation of the Merger. If such a termination were to occur, the Board of Directors of the Fund would then make arrangements for the management of the Fund's investments as they believed appropriate and in the best interests of the shareholders. A vote to approve the New Agreement will include a vote in favor of this provision and in favor of the release to Hilliard-Lyons upon receipt of Shareholder approval of the New Agreement, of any amounts held in the escrow account. A copy of the form of the New Agreement is attached to this proxy statement as Exhibit A.

  The Board of Directors of the Fund believes that the terms of the New Agreement are fair to, and in the best interest of, the Fund and the Shareholders. The Board of Directors, including all of the disinterested Directors, recommend that the Shareholders of the Fund approve the New Agreement between the Fund and the Adviser.

  On September 17, 1998, the Board of Directors of the Fund met with representatives of the Adviser to review the terms of the Merger and to consider the possible effects of the Merger on the Fund. James W. Stuckert, President and Chief Executive Officer of Hilliard-Lyons, Inc., attended the meeting and discussed the terms of the Merger and its effect on the Adviser. At the meeting, the Board of Directors voted to approve the New Agreement and recommend the New Agreement to Shareholders of the Fund for their approval.

  In evaluating the New Agreement, the Board of Directors reviewed materials furnished by the Adviser and PNC. Those materials included information regarding the Adviser, PNC, their respective affiliates and their personnel, operations and financial condition and the terms of the Merger and the possible effects on the Fund and the shareholders of the Fund as a result of the Merger. Representatives of the Adviser discussed the anticipated effects on the Fund and, indicated their belief that as a consequence of the Merger, the operations of the Board and the capability of the Adviser to provide services to the Fund would not be adversely affected and could be enhanced from the resources of PNC, although there could be no assurance as to any particular benefits that would result.

SPECIAL LEGAL REQUIREMENTS FOR THE MERGER

  Section 15(f)(1)(B) of the 1940 Act provides that, when a change in control of an investment adviser occurs, the investment adviser and its affiliated persons may receive any amount or benefit as long as no "unfair burden" is imposed on the investment company as a result of the transaction relating to the change of control, or as a result of any express or implied terms, conditions or understandings. The term "unfair burden," as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, may directly or indirectly receive anything of value from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person as part of a securities or property transaction with the investment company (other than fees for bona fide principal underwriting services). PNC has agreed contractually not to engage in or cause to occur and will use all commercially reasonable efforts to prevent any of its affiliates from engaging in or causing any act, practice, arrangement, thing or matter that imposes, results in, or gives rise to, an unfair burden on the Fund within the meaning of Section 15(f)(1)(B) of the Investment Company Act.

  Pursuant to applicable federal banking laws, two of the three directors of the Fund who are employees of the Adviser (Messrs. Kohler, Pamplin and Curry) will be required to resign as Directors of the Fund upon consummation of the Merger. It has not yet been determined which two of these directors will resign.

  THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT.

                       2. ELECTION OF BOARD OF DIRECTORS

  The Shareholders will also vote upon the election of seven nominees to the Board of Directors at the Meeting. Because the Fund does not regularly hold annual shareholder meetings, each nominee, if elected, will hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The nominees for election as Directors are listed below. The persons named in the accompanying Proxy intend, in the absence of contrary instructions, to vote all Proxies in favor of the election of such nominees. A Shareholder using the Proxy can vote for or against any or all of the nominees. If no voting instructions are given, but an executed Proxy is returned, the shares represented by the Proxy will be voted for all nominees named herein for Director. Should any of the nominees become unable or unwilling to accept nomination or election prior to the Meeting, the persons named in the Proxy will exercise their voting power to vote for such substitute person or persons as the management of the Fund may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. However, as indicated above, two of three Directors who are employees of the Adviser will resign as of the Effective Date. The Fund knows of no reason why any other nominee would be unable or unwilling to serve if elected.

INFORMATION REGARDING NOMINEES FOR THE BOARD OF DIRECTORS

  The following information is provided for each of the seven nominees. It includes his or her name, address and, number of shares of the Fund beneficially owned on September 16, 1998 and principal occupation(s) or employment during the past five years.

    NAME AND ADDRESS OF         SHARES  PERCENT OF     PRINCIPAL OCCUPATION;
          NOMINEE           AGE  OWNED     FUND         SERVICE AS DIRECTOR
    -------------------     --- ------- ----------     ---------------------
 Donald F. Kohler (1)(2)... 67  338,136     *      Investment Consultant;
  Hilliard Lyons Center                            Chairman of the Board of the
  Louisville, KY 40202                             Fund since inception;
                                                   Executive Vice President of
                                                   the Adviser from 1986 to
                                                   1996 and Director of the
                                                   Adviser from 1981 to 1996.
 Gilbert L. Pamplin (1)(2)  68  666,113     *      Investment Consultant;
  Hilliard Lyons Center                            Chairman of the Board of the
  Louisville, KY 40202                             Adviser from 1988 to 1995;
                                                   Chief Executive Officer of
                                                   the Adviser from 1982 to
                                                   1995 and President from 1982
                                                   to 1988; Director of the
                                                   Fund since inception.
 Joseph C. Curry, Jr. (1).. 53   35,856     *      Senior Vice-President of the
  Hilliard Lyons Center                            Adviser since 1994 and Vice
  Louisville, KY 40202                             President prior thereto;
                                                   President and Director of
                                                   the Fund.
 J. Henning Hilliard....... 82   33,468     *      Retired, former Senior
  4506 River Road                                  Executive and Director,
  Louisville, KY 40207                             Adviser
 J. Robert Shine........... 74   13,152     *      Chairman and Certified
  222 East Market Street                           Public Accountant, Monroe
  New Albany, IN 47150                             Shine & Co., Inc.
 Samuel G. Miller.......... 73  150,000     *      Retired, former Chairman of
  402 Wynfield Close Court                         Vineyard Village.
  Louisville, KY 40206
 Marianne R. Rowe.......... 63        0     *      Fund Raising Consultant
  7920 Annesdale Road                              since 1995; Director of
  Cincinnati, OH 45243                             Development, Children's
                                                   Hospital Medical Center,
                                                   prior to 1995.

--------
*  Less than 1%.
(1) Deemed to be an "interested person" of the Fund for purposes of the 1940 Act by virtue of an affiliation with the Adviser.
(2) Director of Hilliard Lyons Growth Fund, Inc., an open-end mutual fund, the investment adviser of which is Hilliard Lyons Investment Advisors, a division of J.J.B. Hilliard, W.L. Lyons, Inc.

COMPENSATION OF DIRECTORS

  No compensation is paid by the Fund to officers of the Fund and directors who are affiliated with Hilliard-Lyons. The Fund pays each unaffiliated director an annual retainer of $3,000, a fee of $750 for each meeting of the Board of Directors and of the Audit Committee attended and all expenses the director incurs in attending meetings. For the year ended August 31, 1998, unaffiliated directors received, in the aggregate, $15,000 from the Fund, excluding reimbursed expenses.

  The Fund's officers and directors together own less than 1% of its outstanding shares. The following table sets forth information concerning compensation received by directors of the Fund during the year ended August 31, 1998.

                                        PENSION OR
                                        RETIREMENT
                                         BENEFITS                          TOTAL COMPENSATION
                          AGGREGATE   ACCRUED AS PART    ESTIMATED          FROM FUND COMPLEX
                         COMPENSATION       OF        ANNUAL BENEFITS (CONSISTING OF TWO (2) FUNDS)
NAME OF PERSON            FROM FUND    FUND EXPENSES  UPON RETIREMENT       PAID TO DIRECTORS
--------------           ------------ --------------- --------------- -----------------------------
Donald F. Kohler........  $    0.00          0               0                  $    0.00
Gilbert L. Pamplin......  $    0.00          0               0                  $    0.00
Joseph C. Curry, Jr.....  $    0.00          0               0                  $    0.00
J. Henning Hilliard.....  $    0.00          0               0                  $    0.00
Samuel J. Miller........  $6,000.00          0               0                  $6,000.00
J. Robert Shine.........  $6,000.00          0               0                  $6,000.00
Dillman A. Rash.........  $3,000.00          0               0                  $8,000.00

MEETINGS OF BOARD OF DIRECTORS

  The current Board of Directors met four times during the fiscal year ended August 31, 1998. All of the directors attended each such meeting except for Mr. Rash who was unable to attend any meetings. The current Audit Committee, which consists of all of the Fund's independent Directors, met once during the fiscal year ended August 31, 1998. The function of the Audit Committee is to advise the Board of Directors with regard to the appointment of the Fund's independent accountants, review and approve audit and non-audit services of the Fund's independent accountants, and meet with the Fund's financial officers to review the conduct of accounting and internal controls. The Board has no compensation or nominating committees.

  THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL NOMINEES.

                            ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

  Information about the Fund's principal executive officers, including their names, addresses, ages, positions with the Fund, length of such positions and principal occupation or employment during the past five years, is set forth below.

                                         POSITION(S) HELD
                                          OFFICER             WITH               PRINCIPAL OCCUPATION
 NAME AND ADDRESS                  AGE     SINCE            THE FUND            DURING LAST FIVE YEARS
 ----------------                  ---    -------       ----------------        ----------------------
 Donald F. Kohler (1)...........   67      1980      Chairman of the Board     Investment Consultant;
  Hilliard Lyons Center                                                        Executive Vice President
  Louisville, KY 40204                                                         of the Adviser from 1986
                                                                               to 1996 and Director of
                                                                               the Adviser from 1981 to
                                                                               1996.
 Joseph C. Curry, Jr. (1).......   53      1982      President and Director    Senior Vice President of
  Hilliard Lyons Center                                                        the Adviser since July
  Louisville, KY 40204                                                         1994 and Vice President
                                                                               prior thereto.
 Dianna P. Wengler (1)..........   38      1984      Vice President            Vice President of the
  Hilliard Lyons Center                              and Treasurer             Adviser since December
  Louisville, KY 40204                                                         1990.
 Penny L. Wellinghurst (1)......   42      1997      Secretary                 Investment Advisory
  Hilliard Lyons Center                                                        Department, Adviser
  Louisville, KY 40204

--------
(1) An "interested person", as defined by the 1940 Act.

  The officers of the Fund do not receive any compensation from the Fund.

  As of September 16, 1998, the executive officers and Directors of the Fund beneficially owned in the aggregate 1,251,697 shares of the Fund (.13% of the shares outstanding).

             GENERAL INFORMATION ABOUT THE FUND AND OTHER MATTERS

5% SHAREHOLDERS

  To the knowledge of the Fund, no person beneficially owned 5% or more of the Fund's outstanding shares as of September 16, 1998.

VOTING INFORMATION; ADJOURNMENT

  The presence at the Meeting of the holders of one-third of the outstanding shares of the Fund as of the Record Date, either in person or by Proxy, constitutes a quorum. Abstentions and "broker non-votes" will not be counted for or against the Proposal to which they relate, but will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes will be counted as votes present for purposes of determining a "majority of the outstanding voting securities" present at the Meeting and a majority of shares represented at the Meeting at which a quorum is present, and will, therefore, have the effect of counting against the Proposal to which they relate.

  In the event that sufficient votes in favor of either Proposal set forth in the Notice of the Special Meeting of Shareholders are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods of not more than 120 days to permit further solicitation of Proxies with respect to such Proposal. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by Proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those Proxies which they are entitled to vote in favor of such Proposal. They will vote against any such adjournment those Proxies required to be voted against such Proposal.

SHAREHOLDER PROPOSALS

  The Fund does not hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting should send their written proposals to the Secretary of the Fund located at Hilliard Lyons Center, Louisville, Kentucky 40202.

REPORTS TO SHAREHOLDERS

  The Fund sends reports to shareholders semi-annually. Each of these includes a schedule of portfolio securities. In addition, each semi-annual report contains unaudited financial statements and the annual report contains audited financial statements. A copy of the Fund's most recent annual report is being included with this Proxy Statement.

OTHER MATTERS

  The Board of Directors know of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the Board of Directors' intention that Proxies which do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named in the enclosed form of Proxy.

  PLEASE FILL IN, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By order of the Board of Directors,

                                          Hilliard-Lyons Government Fund, Inc.

                                          /s/ Donald F. Kohler

                                          Donald F. Kohler
                                          Chairman of the Board

Louisville, Kentucky
October 7, 1998

                                                                       EXHIBIT A

                         INVESTMENT ADVISORY AGREEMENT

  This Agreement ("Advisory Agreement") made as of the      day of         ,
199 /1/ between Hilliard-Lyons Government Fund, Inc., a Maryland corporation (the "Company"), and J. J. B. Hilliard, W. L. Lyons, Inc., a Kentucky corporation ("Adviser"),

  WHEREAS, the Company is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

  WHEREAS, Adviser is engaged in the business of rendering investment advisory services and is registered as an Investment Adviser under the Investment Advisers Act of 1940; and

  WHEREAS, Company desires to retain Adviser as its investment adviser and Adviser is willing to render such services to Company;

  NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

that in consideration of the payment to Adviser of the sum of $1.00, the receipt of which is hereby acknowledged, and in further consideration of the premises and the promises and covenants hereinafter set forth, the parties hereto agree as follows:

  1. Adviser shall manage the investment and reinvestment of the assets of Company for the period and on the terms set forth in this Agreement, subject to the overall control of the Board of Directors of Company. Adviser shall for all purposes be deemed to be an independent contractor and not an agent of Company and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Company in any way.

  2. Adviser at its own expense shall furnish office space to Company and all necessary office facilities, equipment, and personnel for managing the assets of Company. Adviser shall pay the compensation of Directors who are affiliated with Adviser. Adviser shall also assume and pay all other expenses incurred by it in connection with managing the assets of Company, including, but not limited to, the cost and expense of research, analysis and supervision of the investment portfolio. Adviser shall pay all expenses in determination of daily pricing of the shares of Company and related bookkeeping expenses (other than for such services as are provided by the Company's custodian), the Company's organization expenses, and one-half of the fees of any trade association of which the Company may be a member. Adviser will pay all costs and expenses incurred in connection with the initial registration for offer and sale of Company's shares under the Securities Act of 1933 and under applicable state securities laws and the initial registration under the 1940 Act.
--------
  /1/The Agreement will be executed and become effective upon the later of (a) the closing of the transactions contemplated by the Agreement and Plan of Merger by and between Hilliard-Lyons, Inc. and PNC Bank Corp. or (b) approval by the shareholders of the Company.

  3. Company shall pay all charges of depositories, custodians, and other agencies for the safekeeping and servicing of its cash, securities, and other property, and of its transfer, shareholder recordkeeping, dividend disbursing, and redemption agents; all charges of legal counsel and of independent auditors; all compensation of directors other than those affiliated with Adviser; interest expense; all expenses of notices, proxy solicitation material, reports to its shareholders and of all prospectuses furnished from time to time to existing shareholders or used for regulatory purposes; all expenses of printing and mailing Company stock certificates; all expenses of bond and insurance coverage required by law; all brokers' commissions and other normal charges incident to the purchase and sale of portfolio securities; all taxes and corporate fees payable to Federal, state, or other governmental agencies, domestic or foreign; all stamp or other transfer taxes; all expenses of complying with Federal, state, and other laws regulating the issue or sale of shares except for those expenses attributable to initial Federal and state securities law compliance and those deemed to be sales or promotional expenses; one-half of the fees of any trade association of which Company may be a member; all extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings and claims and the legal obligations of Company to indemnify its Directors, employees, shareholders and agents with respect thereto; all expenses of meetings of the Board of Directors and shareholders; and all other expenses incidental to its organization and operations not specifically assumed by Adviser pursuant to paragraphs 2 and 5.

  4. For all services rendered by Adviser hereunder, Company shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual gross investment advisory fee equal to 1/2 of 1% of the first $200 million of the average daily net assets of Company; 3/8 of 1% of the next $100 million of average daily net assets, and 1/4 of 1% of average daily net assets in excess of $300 million. Such fee shall be accrued daily and shall be paid to Adviser on the last day of each month. For the purpose of computing the advisory fee, monies deposited with the Federal Reserve pursuant to the Credit Control Act will be excluded from the Company's net assets. [TO BE INCLUDED IF THIS AGREEMENT IS IMPLEMENTED PRIOR TO ITS APPROVAL BY THE COMPANY'S SHAREHOLDERS--Any fees payable by the Company under this Agreement during the period commencing on the effective date of this Agreement and ending on the date of the initial approval of this Agreement by a majority of the outstanding voting securities of the Company shall be paid into an interest-bearing escrow account with an unaffiliated financial institution, as the Company and the Adviser may establish, to be released to the Adviser only upon such initial approval of this Agreement, or, if such approval shall not occur within the 60 days following consummation of the merger, to the Company.]

  5. The total expenses of Company exclusive of taxes, of interest, of all brokers' and any bank commissions and other normal charges incident to the purchase and sale of portfolio securities, and (with the prior written consent of the necessary state securities commissions) of any extraordinary expenses of Directors and Adviser, but including fees paid to Adviser, shall not exceed on an annual basis 1 1/2% of the first $30,000,000 of average net assets and 1% of average net assets over $30,000,000, and Adviser agrees to reimburse Company for any sums expended for such expenses in excess of that amount. Such expense reimbursements, if any, will be reimbursed to Company by Adviser monthly as an offset against any amounts receivable by Adviser from Company. All such reimbursements and offsets will be subject to adjustment as of the end of each fiscal year of the Company.

  6. The services of Adviser to Company hereunder are not to be deemed exclusive, and Adviser shall be free to render similar services to others. Adviser may employ or contract with such other person, persons, corporation or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Agreement.

  7. Neither Adviser nor any of its officers, directors, agents or employees shall be liable or responsible to Company or its shareholders for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by Adviser of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on the Adviser's part or from reckless disregard by Adviser of its obligations and duties under this Agreement.

  8. This Agreement may not be amended without the affirmative votes (a) of a majority of the Board of Directors, including a majority of those directors who are not "interested persons" of Company or of Adviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of Company. The terms "interested person" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in sections 2(a)(19) and 2(a)(42) of the 1940 Act.

  9. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of Company, or by a vote of a majority of the outstanding shares of Company upon at least sixty (60) days' written notice to Adviser. This Agreement may be terminated by Adviser at any time upon at least sixty (60) days' written notice to Company. This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect until two years from the date on which this Agreement is executed, and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those directors who are not interested persons of Company or of Adviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Directors of Company or by a vote of a majority of the outstanding shares of Company.

  10. The Company may use the name "Hilliard-Lyons Government Fund, Inc." or any other name derived from the name "J. J. B. Hilliard, W. L. Lyons, Inc." only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Adviser as investment adviser. At such time as this Agreement or such other agreement shall no longer be in effect, the Fund will (by corporate action, if necessary) cease to use any name derived from the name "J. J. B. Hilliard, W.
L. Lyons, Inc.", any name similar thereto or any other name indicating that it is advised by or otherwise connected with the Adviser or with any organization which shall have succeeded to the Adviser's business.

                                          Hilliard-Lyons Government Fund, Inc.

                                          By: _________________________________

                                          J. J. B. Hilliard, W. L. Lyons, Inc.

                                          By: _________________________________

Dated: ______________________________

                     HILLIARD-LYONS GOVERNMENT FUND, INC.
                             HILLIARD LYONS CENTER
                          LOUISVILLE, KENTUCKY 40202
                    PROXY--SPECIAL MEETING OF SHAREHOLDERS

     The undersigned, a shareholder of Hilliard-Lyons Government Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints DONALD F. KOHLER, GILBERT L. PAMPLIN and JOSEPH C. CURRY, JR. and each of them with full power to act alone, as true and lawful attorneys in fact and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Fund which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held November 6, 1998 at 10:00 a.m. at the Holiday Inn Lakeview, Clarksville, Indiana and at any adjournment thereof.

The undersigned hereby instructs said proxies and their substitutes:


1. PROPOSAL TO APPROVE THE NEW INVESTMENT ADVISORY AGREEMENT
           [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

2. ELECTION OF DIRECTORS:

          Donald F. Kohler, Gilbert L. Pamplin, Joseph C. Curry, Jr., J. Henning Hilliard, J. Robert Shine, Samuel G. Miller, and Marianne R. Rowe

[  ] Vote FOR all nominees listed above    [  ] WITHHOLD AUTHORITY
     (except those listed below)           to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space below.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

--------------------------------------------------------------------------------
This Proxy, when properly executed, will be voted in accordance with any directions given. Unless otherwise specified, the Proxy will be voted FOR Proposals 1 and 2.

3. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Meeting.

          The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of each of the Notice of Special Meeting and Proxy Statement, both dated October, 1998.


                             Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

                              __________________________________________
                                Signature                         Date


                              __________________________________________
                                Signature, if held jointly        Date